SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GRIFFIN LAND & NURSE

                    GAMCO INVESTORS, INC.
                                 3/06/01            9,200            14.1046
                                 3/06/01              100            14.0000
                                 2/27/01              100            14.0000
                                 2/23/01              400            12.8125
                                 2/22/01              300            14.0000
                                 2/20/01            6,000            15.0000
                                 2/13/01            3,000            13.9479
                     GABELLI FUNDS, LLC.
                         GABELLI ASSET FUND
                                 2/20/01            9,000            13.9944


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.